Filed Pursuant to Rule 424(b)(3) and 424(c)
Registration No. 333-153133

PROSPECTUS SUPPLEMENT
(To prospectus dated February 23, 2009)

APPLIED DNA SCIENCES, INC.
67,576,201 SHARES OF
COMMON STOCK

We are supplementing our Prospectus dated February 23, 2009, as initially filed with the Securities and Exchange Commission (the “Commission”) on August 22, 2008 as part of our Registration Statement on Form S-1 (File No. 333-153133), as amended by that certain Post-Effective Amendment No. 1 to the Form S-1, as initially filed with the Commission on February 11, 2009 (and effective as of February 23, 2009), as may be supplemented from time to time, relating to the resale by certain selling stockholders of up to 67,576,201 shares of common stock (the “Prospectus”), to provide information contained in our Current Report on Form 8-K filed with the Commission on April 20, 2009, a copy of which is attached hereto and incorporated herein by reference.

You should read this Prospectus Supplement No. 1 in conjunction with the Prospectus which is required to be delivered with all supplements thereto.  This Prospectus Supplement No. 1 is qualified by reference to the Prospectus, except to the extent the information in this supplement updates or supersedes the information contained in the Prospectus.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” beginning on page 4 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The Date of This Prospectus Supplement Is April 21, 2009.

———————————————————————————

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
____________________

Date of report (Date of earliest event reported): April 14, 2009

Applied DNA Sciences, Inc
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	002-90539 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
(Address of Principal Executive Offices) (Zip Code)

631-444- 8090
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation
Item 3.02	Unregistered Sales of Equity Securities

Closing on Private Placement.  On April 14, 2009, we issued and sold an aggregate of $300,000 principal amount secured promissory notes bearing interest at a rate of 10% per annum to “accredited investors,” as defined in regulations promulgated under the Securities Act of 1933, as amended.  The promissory notes and accrued but unpaid interest thereon shall automatically convert into shares of our common stock on April 14, 2010 at a conversion price of $0.070756456 per share, which is equal to a 20% discount to the average volume, weighted average price of our common stock for the ten trading days prior to issuance, and are convertible into shares of our common stock at the option of the noteholders at any time prior to such automatic conversion at a price equal to the greater of (i) 50% of the average price of our common stock for the ten trading days prior to the date of the notice of conversion and (ii) the automatic conversion price.  In addition, any time prior to conversion, we have the irrevocable right to repay the unpaid principal and accrued but unpaid interest under the promissory notes on three days written notice (during which period the holders can elect to convert the promissory notes).  The promissory notes bear interest at the rate of 10% per annum and are due and payable in full on April 14, 2010.  Until the principal and accrued but unpaid interest under the promissory notes are paid in full, or converted into shares of our common stock, the promissory notes will be secured by a security interest in all of our assets.

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the private placement of the promissory notes pursuant to Section 4(2) of the Securities Act because each of the promissory notes was made in a sale by the issuer not involving a public offering.

Arjent Services LLC, a registered broker dealer firm (the “Placement Agent”), acted as our placement agent.  In connection with the sale of the sale of promissory notes described above, we paid the Placement Agent commissions and discounts aggregating $45,000. In addition, in connection with an engagement agreement dated February 20, 2009, pursuant to which the Placement Agent agreed to act as our placement agent to assist us in raising up to one and a half million dollars ($1,500,000) through the issuance of convertible promissory notes in a private placement transaction, we issued to an affiliate of the Placement Agent a warrant to purchase two million (2,000,000) shares of our common stock at an exercise price equal to the closing price of our common stock on the date of the engagement agreement, or $0.06, exercisable for a four year period commencing on February 20, 2010. There can be no assurances that the Placement Agent will be successful in raising additional capital.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1	Form of Subscription Agreement by and among Applied DNA Sciences, Inc. and the investors named on the signature pages thereto.

Exhibit 10.2	Form of 10% Secured Convertible Promissory Note of Applied DNA Sciences, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

By:	/s/ James A. Hayward
James A. Hayward
Chief Executive Officer

Date: April 20, 2009

Exhibit 10.1

SUBSCRIPTION AGREEMENT

Applied DNA Sciences, Inc.
25 Health Sciences Drive, Suite 113
Stony Brook,  New York 11790

Gentlemen and Ladies:

The undersigned (the “Subscriber”) hereby subscribes for $______________ of $100,000 principal amount 10% secured convertible promissory notes (each a “Note,” or collectively, the “Notes”) of Applied DNA Sciences, Inc., a Delaware corporation (the “Company”).  This is an offering by the Company of up to a maximum aggregate amount of S1,500,000 in Notes to one or more subscribers (the “Offering”); provided that the Company may increase the size of the Offering, in its discretion, to $2.500,000.  The Notes and accrued but unpaid interest thereon automatically convert into shares of the Company’s common stock, $0.001 par value (the “Common Stock”), on the first anniversary of the date of the closing of the purchase and sale of such Notes (the “Closing Date”) at a price equal to 80% of the average volume weighted average price of the Common Stock for the ten trading days prior to the Closing Date (the “Automatic Conversion Price”).  The Notes are convertible at the option of the holder into shares of Common Stock at a price equal to the greater of (i) 50% of the average price of the Common Stock for the ten trading days prior to the date of the notice of conversion and (ii) the Automatic Conversion Price, at any time prior to the first anniversary of the Closing Date.  In addition, at any time prior to conversion, the Company will have the right to prepay the Notes and accrued but unpaid interest thereon upon three days notice, such notice to allow the holders of the Notes to convert the Notes into shares of Common Stock prior to such repayment.

Until the principal and interest owed under the Notes are paid in full, or converted into the Common Stock, the Notes will be secured by a security interest in all of the assets of the Company.  This security interest will be pari passu with the security interest granted to the holders of an aggregate principal amount of $250,000 of secured convertible promissory notes of the Company bearing interest at 10% per annum issued on March 4, 2008 (the “March Notes”), with the security interest granted to the holder of a $100,000 principal amount secured convertible promissory note of the Company bearing interest at 10% per annum issued on May 7, 2008 (the “May Note”), with the security interest granted to the holders of an aggregate principal amount of $250,000 of secured convertible promissory notes of the Company bearing interest at 10% per annum issued on July 31, 2008 (the “July Notes”), and with the security interest granted to James A. Hayward, the Chairman of the Board of Directors and the Company’s President and Chief Executive Officer, for an aggregate principal amount of $650,000 of secured convertible promissory notes of the Company bearing interest at 10% per annum issued on October 21, 2008 and January 29, 2009 (the “Hayward Notes”).  Upon the automatic conversion (or earlier payment) of the March Notes, the May Note, the July Notes and the Hayward Notes, all of the Company’s obligations will be discharged, including the termination of the noteholders’ security interest in the Company’s assets.  The Company may issue debt in addition to the amounts sold in the Offering that may be secured by a security interest in all of the Company’s assets, which would be pari passu to the security interest granted to the holders of the Notes, the March Notes, the May Note, the July Notes and the Hayward Notes.

The Notes bear interest at the rate of 10% per annum, and the principal and all accrued and unpaid interest shall be payable in full on the first anniversary of their issuance in shares of Common Stock, unless paid in cash at the Company’s sole discretion.

1.               Subscription. Subject to the terms and conditions hereof, the Subscriber agrees to pay $__________________ by check or wire transfer of immediately available funds as consideration for the Subscriber’s Note(s).  The Subscriber tenders herewith a check made payable at the direction of the Company or wire transfer, in the amount of $__________________.  The Subscriber acknowledges and agrees that this subscription is irrevocable by the Subscriber but is subject to acceptance by the Company.

2.               Security.  Until the principal and interest owed under the Notes are paid in full, or converted into Common Stock, the Notes will be secured by a security interest in all of the assets of the Company.  This security interest will be pari passu with the security interest granted to the holders of the March Notes, the June Notes, the Hayward Notes and the August Note.

3.               Closing.  The Subscriber understands and agrees that the Company intends to make an initial closing of this offering of Notes of the Company on or before March 15, 2009, but that the same may be extended for three additional periods, each such period not to exceed thirty (30) days, at the sole decision of the Company, without notice to any Subscriber. If the Company does not accept the Subscriber prior to Closing Date, this Subscription Agreement and Confidential Offering Questionnaire, together with the Subscriber’s funds and any other documents delivered to the Company, shall be promptly returned to the Subscriber.

4.               Subscription Compliance.  The Subscriber agrees that this subscription is subject to the following terms and conditions:

The Company shall have the right, in its sole discretion, to: (i) accept or reject this subscription; (ii) determine whether this Subscription Agreement has been properly completed by the Subscriber and (iii) determine whether the Subscriber has met all of the Company’s requirements for investment in a Note.  If the Company deems this subscription to be defective, deficient or otherwise non-compliant with the terms of this offering, the Subscriber’s funds will be returned promptly to the Subscriber without interest or deduction.

5.               Receipt of Information.

a.
The Subscriber and Subscriber’s purchaser representative, if any, have received a copy of the Confidential Private Placement Term Sheet dated February 20, 2009 and all exhibits thereto, including the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and current reports on Form 8-K.  The Subscriber, either alone or together with Subscriber’s purchaser representative, if any, have such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the Company.

b.
The Subscriber and Subscriber’s representative, if any, have had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering of the Notes by the Company and to obtain any additional information Subscriber has requested which is necessary to verify the accuracy of the information furnished to the Subscriber concerning the Company and such offering.

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6.               Representations of Subscriber. In connection with the purchase of the Notes, the Subscriber hereby represents and warrants to the Company as follows:

a.	The Subscriber is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Act.

b.
The Note(s) is being purchased for the Subscriber’s own account without the participation of any other person, with the intent of holding the Note(s) for investment and without the intent of participating, directly or indirectly, in a distribution of the Note(s) and not with a view to, or for a resale in connection with, any distribution of the Note(s) or any portion thereof, nor is the undersigned aware of the existence of any distribution of the Company’s securities.  Furthermore, the undersigned has no present intention of dividing such Note(s) with others or reselling or otherwise disposing of any portion of such Note(s), either currently or after the passage of a fixed or determinable period of time, or upon the occurrence or nonoccurrence of any predetermined event or circumstance.

c.
The Subscriber has no need for liquidity with respect to his purchase of a Note(s) and is able to bear the economic risk of an investment in the Note(s) for an indefinite period of time and is further able to afford a complete loss of such investment.

d.	The Subscriber represents that his financial commitment to all investments (including his investment in the Company) is reasonable relative to his net worth and liquid net worth.

e.	The Subscriber recognizes that the Note(s) will be sold to the Subscriber without registration under any United States federal or other law relating to the registration of securities for sale.

f.
The Subscriber is aware that any resale of the Note(s) cannot be made except in accordance with the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”) or an exemption therefrom.

g.
The Subscriber represents and warrants that all offers and sales of the Note(s) shall be made pursuant to an exemption from registration under the Act or pursuant to registration under the Act, and the Subscriber will not engage in any hedging or short selling transactions with regard to the Note(s) or the underlying common stock.

h.
The Subscriber is not acquiring the Note(s) based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Note(s) but rather upon an independent examination and judgment as to the prospects of the Company.

i.
The Subscriber understands that the Company is an early stage company, has limited operating funds and has a limited operating history.  The Subscriber appreciates and understands the risks involved with investing in a Company with a limited operating history and has read and understands the risk factors and other information set forth in the Confidential Private Placement Term Sheet dated February 20, 2009 and in the Company’s Annual Report on Form 10-K, filed on December 16, 2008, the Company’s subsequent current reports on Form 8-K, and the Company’s Quarterly Report on Form 10-Q, filed on February 17, 2009.  Copies of such material are attached to the Confidential Private Placement Term Sheet and these reports and any future filings made with the SEC under Section 15(d) of the Securities Exchange Act of 1934, as amended, can be obtained by visiting the Securities and Exchange Commission’s website at http://www.sec.gov.  The Subscriber is not relying on any other written information which may have been provided by the Company or the Company’s placement agent.

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j.
The Subscriber represents, warrants and agrees that it will not sell or otherwise transfer the Notes without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that the Subscriber must bear the economic risk of its purchase because, among other reasons, the Notes have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available.  In particular, the Subscriber is aware that the Notes are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met.

k.
The Company, by and through itself and/or legal counsel, has made no representations or warranties as to the suitability of the Subscriber’s investment in the Company, the length of time the undersigned will be required to own the Note(s), or the profit to be realized, if any, as a result of investment in the Company.  Neither the Company nor its counsel has made an independent investigation on behalf of the Subscriber, nor has the Company, by and through itself and counsel, acted in any advisory capacity to the Subscriber.

l.
The Company, by and through itself and/or legal counsel, has made no representations or warranties that the past performance or experience on the part of the Company, or any partner or affiliate, their partners, salesmen, associates, agents, or employees or of any other person, will in any way indicate the predicted results of the ownership of the Note(s).

m.
The Company has made available for inspection by the undersigned, and his purchaser representative, if any, the books and records of the Company. Upon reasonable notice, such books and records will continue to be made available for inspection by investors upon reasonable notice during normal business hours at the principal place of business of the Company.

n.	The Note(s) was not offered to the Subscriber by means of publicly disseminated advertisement or sales literature, nor is the Subscriber aware of any offers made to other persons by such means.

o.
All information which the Subscriber has provided to the Company concerning the Subscriber is correct and complete as of the date set forth at the end of this Subscription Agreement, and if there should be any material adverse change in such information prior to receiving notification that this subscription has been accepted, the undersigned will immediately provide the Company with such information.

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7.       Agreements of Subscriber.  The Subscriber agrees as follows:

c.
The sale of the Note(s) by the Company has not been recommended by any United States federal or other securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this Subscription Agreement or the Confidential Private Placement Term Sheet dated February 20, 2009.

d.
The Note(s) and the underlying common stock will not be offered for sale, sold, or transferred other than pursuant to: (i) an effective registration under the Act or in a transaction otherwise in compliance with the Act; and (ii) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws.

e.
The Company is under no obligation to register the Note(s) or to comply with any exemption available for sale of the Note(s) without registration, and the information necessary to permit routine sales of securities of the Company under Rule 144 of the Act may not be available when you desire to resell them pursuant to Rule 144 of the Act. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Note(s).

f.	There is no established market for the Notes and it is not anticipated that any public market for the Notes will develop in the future.

g.
The Company may, if it so desires, refuse to permit the transfer of the Note(s) unless the request for transfer is accompanied by an opinion of counsel acceptable to the Company to the effect that neither the sale nor the proposed transfer will result in any violation of the Act or the applicable securities laws of any other jurisdiction.

h.
A legend indicating that the Note(s) and the underlying common stock have not been registered under such securities laws and referring to the restrictions and transferability of Note(s) and the underlying common stock may be placed on the certificates or instruments delivered to the Subscriber or any substitutes thereof and any transfer agent of the Company may be instructed to require compliance therewith.

8.               Indemnification of the Company. The undersigned understands the meaning and legal consequences of the representations and warranties contained herein, and hereby agrees to indemnify and hold harmless, the Company, its respective agents, officers, managers and affiliates from and against any and all damages, losses, costs and expenses (including reasonable attorneys’ fees) which they or any of them may incur by reason of the failure of the Subscriber to fulfill any of the terms of this Subscription Agreement, or by reason of any breach of the representations and warranties made by the Subscriber herein, or in any document provided by the Subscriber to the Company.

9.               Representative Capacity. If an investment in the Company is being made by a corporation, trust or estate, the undersigned individual signing on behalf of the Subscriber, represents that he has all right and authority, in his capacity as an officer, managing member, trustee, executor or other representative of such corporation, trust or estate, as the case may be, to make such decision to invest in the Company and to execute and deliver this Subscription Agreement on behalf of such corporation, trust or estate as the case may be, enforceable in accordance with its terms. The undersigned individual also represent that any such corporation, trust or estate was not formed for the purpose of buying the Note(s) hereby subscribed.

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10.             Special Power of Attorney.

a.
The Subscriber, by executing this Subscription Agreement, irrevocably makes, constitutes and appoints any executive officer of the Company, and each of them individually, as the undersigned’s true and lawful attorney, for the undersigned and in the undersigned’s name, place and stead, and for the use and benefit of the undersigned, to execute and acknowledge and, to the extent necessary, to file and record:

1.           such certificates, instruments and documents as may be required to be filed by the Company or which the Company deems advisable to file under the laws of the State of Delaware or any other state or jurisdiction in which the Company transacts business; and

2.           all conveyances or other instruments or documents necessary, appropriate or convenient to effect the dissolution and termination of the Company.

b.	Such a power of attorney:

1.           is a special power of attorney coupled with an interest and is irrevocable; and;

2.           shall survive the death or disability of the Subscriber.

c.
The Subscriber hereby agrees to be bound by any representations made by the Company or its substitutes acting pursuant to this Special Power of Attorney, and the undersigned hereby waives any and all defenses which may be available to him to contest, negate or disaffirm its actions or the actions of his substitutes under this Special Power of Attorney. The powers herein granted are granted for the sole and exclusive benefit of the undersigned and not on behalf of any other person, in whole or in part.

11.             Subscription Not Revocable. The undersigned hereby acknowledges and agrees that the undersigned is not entitled to cancel, terminate or revoke this Subscription Agreement or any agreements of the undersigned hereunder and that this Subscription Agreement shall survive the dissolution, death or disability of the undersigned.

12.             Restrictions on Transferability. The undersigned understands and agrees that the Note(s) shall not be sold, pledged, hypothecated or otherwise transferred unless the Note(s) is registered under the Act and applicable state securities laws or an exemption from such registration is available.

13.             Governing Law. This Subscription Agreement is being delivered and is intended to be performed in the State of New York, and shall be construed and enforced in accordance with, and the law of such state shall govern the rights of parties.

14.             Numbers and Gender. In this Agreement, the masculine gender includes the feminine gender and the neuter and the singular includes the plural, where appropriate to the context.

THIS SPACE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS

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APPLIED DNA SCIENCES , INC.
SIGNATURE PAGE TO
SUBSCRIPTION AGREEMENT

Subscriber hereby elects to subscribe under the Subscription Agreement for a total of $______________ of $100,000 principal amount 10% secured convertible promissory notes (NOTE: to be completed by subscriber) and executes the Subscription Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the date set forth below.

Date of Execution: ______________, 2009

IF INDIVIDUAL INVESTOR:

(Signature)

(Printed Name)

IF CORPORATION, TRUST,
ESTATE OR REPRESENTATIVE:

Name of Investor

By:
Name:
Title:

(Investors do not write below this line)

APPROVED THIS ____ DAY OF ______________, 2009

APPLIED DNA SCIENCES, INC.

By:
Name:
Title:

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Exhibit 10.2

THIS NOTE AND THE COMMON STOCK REFERENCED HEREIN HAVE NOT BEEN REGISTERED WITH OR APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY AND ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).

THE SALE, ASSIGNMENT, CONVEYANCE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS NOTE OR THE UNDERLYING COMMON STOCK TO U.S. PERSONS, AS DEFINED IN RULE 902(k) PROMULGATED UNDER THE SECURITIES ACT, IS PROHIBITED EXCEPT (1) PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

This note is one of a series of notes (the “Bridge Notes”) issued in the aggregate principal amount of $1,500,000.

APPLIED DNA SCIENCES, INC.

________________, 2009	$________________

10% SECURED CONVERTIBLE PROMISSORY NOTE

Applied DNA Sciences, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to ______________________________ (the “Holder,” which term shall in every instance refer to any owner or holder of this Note) at ________________________________ or at any other place that the Holder may designate in writing to the Company, on ________________, 2009 (the “Maturity Date”), subject to Section 4 hereof, the principal sum of _____________________ THOUSAND AND NO/100 DOLLARS ($______) and to pay interest on the outstanding principal sum hereof at the rate of ten percent (10%) per annum.  Subject to the conversion of the principal and accrued and unpaid interest into shares of common stock of the Company, par value $0.001 per share (“Common Stock”), pursuant to Section 4 hereof, payment on account of principal and interest shall be due and payable on the Maturity Date to the Holder hereof at the address of the Holder on file with the Company or at such other place as the Holder shall have notified the Company in writing at least five (5) days before the Maturity Date, provided that any payment otherwise due on a Saturday, Sunday or legal bank holiday may be paid on the following business day.

This Note is secured by a security interest in all the assets of the Company as set forth in Section 4 hereof (the “Security Agreement”).  Reference herein to the Security Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both principal and interest hereon as provided herein.

The rights and remedies of the Holder hereunder are subject to the terms and conditions of the Security Agreement and the provisions of the Uniform Commercial Code as enacted in the State of Delaware including, without limitation, powers with respect to the enforceability and collectibility of all amounts due hereunder.  Reference to the Uniform Commercial Code of the State of Delaware is made for a complete description of the rights, powers and obligations of the Holder.

1.	Transfers of Note to Comply with the Securities Act

THE HOLDER AGREES THAT THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (1) PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM.

2.	Prepayment; Repayment Upon Consolidation or Merger

(a)           The principal amount of this Note may be prepaid by the Company, in whole or in part, on three days prior written notice without premium or penalty, at any time.  Upon any prepayment of the entire principal amount of this Note, all accrued, but unpaid, interest shall be paid to the Holder on the date of prepayment.  The date upon which the Company prepays the principal plus all accrued and unpaid interest due on this Note shall be hereinafter referred to as the “prepayment date.”

(b)           This Note shall be paid in full, without premium, in the event the Company consolidates or merges with another corporation, unless (i) the Company shall be the surviving corporation in such consolidation or merger or (ii) the other corporation controls, is under common control with or is controlled by the Company immediately prior to the consolidation or merger whether or not the Company shall be the surviving corporation in such consolidation or merger, in which event this Note shall remain outstanding as an obligation of the consolidated or surviving corporation.

3.	Conversion of Note

(a)           This Note and any accrued and unpaid interest hereon shall automatically convert on the first anniversary of the date hereof into fully paid and non-assessable shares of Common Stock of the Company, at a price equal to 80% of the average volume weighted average price of the Common Stock for the ten trading days prior to the Closing Date (the “Automatic Conversion Price”).

(b)           The Holder shall have the right at any time on or prior to the first anniversary of the date hereof, to convert all or any part of the entirety of the principal and accrued but unpaid interest then outstanding under this Note into that number of fully paid and non-assessable shares of Common Stock at a price equal to the greater of (i) 50% of the average volume weighted average price of the Common Stock for the ten trading days prior to the date the Company receives the written notice of conversion, rounded up to the nearest whole share, and (ii) the Automatic Conversion Price.

4.             Security Agreement.  In order to secure the obligations of the Company under this Note and the Bridge Notes, the Company hereby grants a security interest in all of the assets of the Company.  This security interest is pari passu with the security interest granted to the holders of an aggregate principal amount of $250,000 of secured convertible promissory notes of the Company bearing interest at 10% per annum issued on March 4, 2008 (the “March Notes”), with the security interest granted to the holder of a $100,000 principal amount secured convertible promissory note of the Company bearing interest at 10% per annum issued on May 7, 2008 (the “May Note”), with the security interest granted to the holders of an aggregate principal amount of $250,000 of secured convertible promissory notes of the Company bearing interest at 10% per annum issued on July 31, 2008 (the “July Notes”), and with the security interest granted to James A. Hayward, the Chairman of the Board of Directors and the Company’s President and Chief Executive Officer, for an aggregate principal amount of $650,000 of secured convertible promissory notes of the Company bearing interest at 10% per annum issued on October 21, 2008 and January 29, 2009 (the “Hayward Notes”).  Upon the automatic conversion (or earlier payment) of the March Notes, the May Note, the July Notes and the Hayward Notes, all of the Company’s obligations will be discharged, including the termination of the noteholders’ security interest in the Company’s assets.  The Company may issue debt in addition to the amounts sold in the Offering that may be secured by a security interest in all of the Company’s assets, which would be pari passu to the security interest granted to the holders of the Notes, the March Notes, the May Note, the July Notes and the Hayward Notes.

5.	Events of Default and Remedies

(a)           Any one or more of the following events (each an “Event of Default”) which shall have occurred and be continuing shall constitute an event of default:

(i)            A default in the payment of the principal or accrued interest on this Note or upon any other indebtedness of the Company after the date hereof that is greater than $100,000, as and when the same shall become due, whether by default or otherwise, which default shall have continued for a period of five (5) business days; or

(ii)           Any representation or warranty made by the Company or any officer of the Company in the Notes, or in any agreement, report, certificate or other document delivered to the Holder pursuant to the Notes shall have been incorrect in any material respect when made which shall not have been remedied ten (10) days after written notice thereof shall have been given by the Holder; or

(iii)           The Company or any subsidiary (A) shall institute any proceeding or voluntary case seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, custodian or other similar official for such the Company or any subsidiary or for any substantial part of its property, or shall consent to the commencement against it of such a proceeding or case, or shall file an answer in any such case or proceeding commenced against it consenting to or acquiescing in the commencement of such case or proceeding, or shall consent to or acquiesce in the appointment of such a receiver, trustee, custodian or similar official; (B) shall be unable to pay its debts as such debts become due, or shall admit in writing its inability to apply its debts generally; (C) shall make a general assignment for the benefit of creditors; or (D) shall take any action to authorize or effect any of the actions set forth above in this subsection 5(a)(iii); or

(iv)           Any proceeding shall be instituted against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Company or for any substantial part of its property, and either such proceeding shall not have been dismissed or shall not have been stayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of any order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or

(v)           One or more final judgments, arbitration awards or orders for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against the Company, which judgment remains unsatisfied for thirty (30) days after the date of such entry.

(vi)           Delisting of the Common Stock from the principal market or exchange on which the Common Stock is listed for trading; the Company’s failure to comply with the conditions for listing; or notification that the Company is not in compliance with the conditions for such continued listing.

(vii)          The issuance of an SEC stop trade order or an order suspending trading of the Common Stock from the principal market or exchange on which the Common Stock is listed for trading for longer than five (5) trading days.

(viii)         The failure by the Company to issue shares of Common Stock to the Holder upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, or the failure to transfer or cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or the failure to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, and any such failure shall continue uncured for ten (10) days after the Company shall have been notified thereof in writing by the Holder;

(ix)           Except as permitted herein, the Company shall encumber or hypothecate the collateral subject to the Security Agreement to any party;

(b)           In the event of and immediately upon the occurrence of an Event of Default, the Note shall become immediately due and payable without any action by the Holder and the Note shall bear interest until paid at the rate of ten percent (10%) per annum. If an Event of Default occurs and is continuing, Holder may pursue any available remedy to collect the payment of all amounts due under the Note or to enforce the performance of any provision of the Note. No waiver of any default under the Note shall be construed as a waiver of any subsequent default, and the failure to exercise any right or remedy thereunder shall not waive the right to exercise such right or remedy thereafter.

(c)           The Company covenants that in case the principal of, and accrued interest on, the Note becomes due and payable by declaration or otherwise, then the Company will pay in cash to the Holder of this Note, the whole amount that then shall have become due and payable on this Note for principal or interest, as the case may be, and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable fees and disbursements of the Holder’s legal counsel. In case the Company shall fail forthwith to pay such amount, the Holder may commence an action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree against Company or other obligor upon this Note, wherever situated, the monies adjudicated or decreed to be payable.

(d)           The Company agrees that it shall give notice to the Holder at its registered address by facsimile, confirmed by certified mail, of the occurrence of any Event of Default within ten (10) days after such Event of Default shall have occurred.

6.	Unconditional Obligation; Fees, Waivers, Other

(a)           The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

(b)           If, following the occurrence of an Event of Default, Holder shall seek to enforce the collection of any amount of principal of and/or interest on this Note, there shall be immediately due and payable from the Company, in addition to the then unpaid principal of, and accrued unpaid interest on, this Note, all costs and expenses incurred by Holder in connection therewith, including, without limitation, reasonable attorneys’ fees and disbursements.

(c)            No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver or as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

(d)           This Note may not be modified or discharged (other than by payment or conversion) except by a writing duly executed by the Company and Holder.

(e)           Holder hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times which the Company had or is existing as security for any amount called for hereunder.

7.	Miscellaneous

(a)           The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

(b)           This Note has been issued by the Company pursuant to authorization of the Board of Directors of the Company.

All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail (return receipt requested, postage prepaid), facsimile transmission or overnight courier to the Holder at the address in the records of the Company, to the Company at 25 Health Sciences Dr., Stony Brook, New York 11790 or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions of this Note.

(c)           The Company may consider and treat the entity in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. Subject to the limitations herein stated, the registered owner of this Note shall have the right to transfer this Note by assignment, and the transferee thereof shall, upon his registration as owner of this Note, become vested with all the powers and rights of the transferor. Registration of any new owners shall take place upon presentation of this Note to the Company at its principal offices, together with a duly authenticated assignment. In case of transfer by operation of law, the transferee agrees to notify the Company of such transfer and of his address, and to submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the holder hereof, in person or by attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of the Note not registered at the time of sending the communication.

(d)           Payments of principal and interest shall be made as specified above to the registered owner of this Note. No interest shall be due on this Note for such period of time that may elapse between the maturity of this Note and its presentation for payment.

(e)           The Holder shall not, by virtue, hereof, be entitled to any rights of a shareholder in the Company, whether at law or in equity, and the rights of the Holder are limited to those expressed in this Note.

(f)            Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver a new Note of like tenor and date.

(g)           Except as otherwise provided herein, this Note shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof or the actual domiciles of the parties. The Company and the Holder hereby consent to the jurisdiction of the Courts of the State of New York and the United States District Courts situated therein in connection with any action concerning the provisions of this Note instituted by the Holder against the Company.

(h)           The Company and the Holder(i) agree that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (ii) waive any objection which the Holder or the Company may have now or hereafter based upon forum non conveniens or to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Holder and the Company further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agree that service of process upon the Company, mailed by certified mail to the Company’s address, will be deemed in every respect effective service of process, in any suit, action or proceeding. FURTHER, THE HOLDER AND THE COMPANY HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS NOTE AND IN CONNECTION WITH ANY DEFENSE, COUNTERCLAIM OR CROSS CLAIM ASSERTED IN ANY SUCH ACTION.

(i)           No recourse shall be had for the payment of the principal or interest of this Note against any incorporator or any past, present or future stockholder officer, director, agent or attorney of the Company, or of any successor corporation, either directly or through the Company or any successor corporation, otherwise, all such liability of the incorporators, stockholders, officers, directors, attorneys and agents being waived, released and surrendered by the Holder hereof by the acceptance of this Note.

(j)           This Note shall bind the Company and its successors and assigns.

THIS SPACE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this 10% Secured Convertible Promissory Note as of the day and year first above written.

APPLIED DNA SCIENCES, INC.

By:
Name: James A. Hayward
Title: Chief Executive Officer

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